UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2014

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RAPID FIRE MARKETING, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-0214836
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

311 West Third St.

Suite 1234

Carson City, NV 89701
Telephone: (775) 461-5127

(Address and telephone number of Registrant’s principal executive offices)

Nevada Business Center, LLC

311 West Third Street

Carson City, NV 89703
Telephone: (775) 461-5127

(Name, address, and telephone number of agent for service)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, P.C.

101 Grovers Mill Road

Lawrenceville, New Jersey 08648

Tel. No.: (609) 275-0400

 Fax No.: (609) 275-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2014, the Company was assigned a royalty agreement dated October 1, 2013, with Global Specialty Products, Inc., by Frozen Food Gift Group, Inc. (“Assignor”). In exchange for the assignment of the Royalty Agreement, the Company will pay the Assignor the sum of $10,000 in the Company’s restricted common stock. The royalty agreement provides for the investment of $80,000 into Global Specialty Products, Inc. ("GSPI") within the next twelve months, with possible triggers for additional investment, for the manufacturing and distribution of Microwave Roasters ("MRI") products.  The Company will receive a 5% net sales royalty payback for the next 10 years on all sales of the Microwave Roasters products through GSPI.

Item 9.01 Financial Statements and Exhibits

10.1 – Royalty Agreement

10.2 – Assignment of Royalty Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rapid Fire Marketing, Inc.

Date: March 18, 2014	By:	/s/ Thomas Allinder
Thomas Allinder, President